CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated December 15, 1998, on the Concert Investment Series (comprising, respectively, the Emerging Growth Fund, Government Fund, Growth Fund, Growth and Income Fund, International Equity Fund and Municipal Bond
Fund) which is incorporated by reference in this Registration Statement (Form N-1A No. 33-11716 and 811-5018) of the Concert Investment Series.



                                      ERNST & YOUNG LLP


New York, New York
February 23, 1999